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                                  Diamond Hill
                                  ------------
                             Investment Group, Inc.


FOR IMMEDIATE RELEASE:
                                             Investor Contact:
                                             James F. Laird
                                             Chief Financial Officer
                                             614-255-3353
                                             E-mail: (jlaird@diamond-hill.com)

                      DIAMOND HILL INVESTMENT GROUP, INC.
           ANNOUNCES UNAUDITED RESULTS FOR QUARTER ENDED JUNE 30, 2003

     Columbus, Ohio --August 15, 2003, -- Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today reported unaudited results for the quarter ended June 30, 2003. Assets under management increased by 83% to $165 million compared June 30, 2002 and investment management fees increased by 43% compared to the second quarter of 2002. The net operating loss for the quarter was $422,649 an improvement of 17% compared to the second quarter of 2002.

     Ric Dillon, president and chief investment officer stated, "The strong investment environment in the past quarter helped our business development efforts as evidenced by nearly $45 million in new client assets so far in 2003. We are pleased with the investment results of our funds on both an absolute and a relative basis, particularly the strong results posted by our Small Cap, Strategic Income and Bank & Financial Funds."

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            375 North Front Street, Suite 300, Columbus, Ohio 43215
                         614-255-3333 o fax 614-255-3363